

HEALTHYSOLE

Combating the spread of shoeborn pathogens with the power of UVC

Peter Kassel
HealthySole, LLC
Jan 2022

The Problem

From 2019 to 2020, Healthcare saw a steep increases in CLABSI, CAUTI, and VAE infections

Estimated Capital loss to medical facilities of ~$40B to $50B.

CDC estimates 70% of these infections are preventable

The Center for Epidemic Preparedness is currently tracking 7 diseases with pandemic potential

The Problem



Floors are cleaned at roughly 12-24 hour intervals.



The floor is not the final destination for single cell organisms.



Shoes are the most contaminated AND mobile items in any given space.



Clinical studies show that current methods to address pathogens on soles of shoes are ineffective.

The Solution

- Stand on the unit for 8 seconds, reductions of up to 99.99% of HAI causing pathogens.
- Placed frequently throughout and at any entrance to sensitive areas
- Highly visible effort to protect healthcare providers and patients.
- Reduced expense of chemical solvents and ineffective booties.
- Customer reported zero patient to health care provider COVID transmission.



Video of Healthy Sole in use

HEALTHYSOLE

Independent Clinical Lab Test Results

Pathogen Type	%Pathogen Reduction	Log Reduction
Streptococcus pyogenes	99.99%	4.20 log
Enterococcus faecalis (VRE)	99.98%	3.97 log
Staphylococcus aureus (MRSA)	99.98%	3.66 log
Pseudomonas aeruginosa	99.92%	3.09 log
Escherichia coli (CRE)	99.87%	2.87 log
Listeria monocytogenes	99.84%	2.80 log
Salmonella enterica	99.82%	2.75 log
Human Coronavirus 229E*	99.74%	2.53 log
Candida auris (fungi)	99.27%	2.14 log
Influenza A	97.76%	1.65 log
Clostridium difficile	85.30%	0.83 log

**Test performed by CremCo laboratories and Microchem*

HealthySole Impact on Test Pathogen



Floor
(N=60)
100%
27%
P=0.0024
Furniture
(N=60)
98%
5%
P=0.0001
Bed
(N=60)
100%
8%
P=0.0001
Patient
(N=60)
96%
8%
P=0.0001
Control Sample, no UVC
UVC exposure with Healthy Sole Plus

Clinical study was performed at the University of Houston School of Pharmacy

The Market

$2.6B Addressable
US Medical Market

- Hospitals
- Private Practices and Dental
- Long Term Extended Care
- Ambulatory Surgery

Growth Potential
Growing body of evidence to both the problem and the solution in a large number of context's

+$5B with World Wide markets

- EU Initiatives
- Continued Pandemic and Outbreak Prevention/containment
- Municipal and Government Support
- Logistics and Shipping
- Sterile Manufacturing
- Food Processing
- And More….

Market Strategy

2021

- Began development of distributor relationships and talks.
- UVC regulatory safety testing.
- Continued relationship with independent researchers.
- Development of Long Term Care Vertical
- Development of First Responders Vertical

2022

- Signed Henry Schein with target to pursue other major distributors
- Leveraged regional distributors across multiple verticals
- Completing and publishing systematic review about risks presented by pathogens on shoes and floors
- Development of internal junior sales teams for selling directly to Dental and Private Practices
- Begin RTC

2023

- Open European office for inhouse development of EU expansion
- Complete/Publish RTC
- Expansion of Internal Teams to manage each separate vertical
- Development of on board compliance software

2024

- Continued growth of sales with focus on international markets.

Current Revenue Model

Revenue Model
Price Point - $5595 USD
Annual replacement parts of $300

- Optional warranty passed year 1 for $360 per unit with in person repair added for $450 per unit per year.
- Estimated Cost of Goods Sold = 25%
  75% gross margin

Leasing/Rental Program

- Mitsubishi Financial provides inexpensive monthly payment option for initial entry to customers.

Significant International Appeal

- Currently sold through distributors in a number of countries with plans for insourced EU office.

HEALTHYSOLE

International IP Portfolio

3 issued utility patents in US, plus issued Chinese, Korean, Spanish, and Japanese patents, awaiting patent award in India







December 2015 issuance
US Patent No. 9,211,352 for the mechanical device

Claims related to method of action, mechanical design, foot panel for light diffusion, AC or battery

October 2016 issuance
US Patent No. 9,463,258 for continuance of -352,
and for elaboration on method of action and mechanical design

Claims related to light source, enhanced footpad design for greater light diffusion and superior coverage

October 2018 issuance
US Patent No. 10,064,966 for continuance of -352,
and for further elaboration on specific mechanical design changes to enhance pathogen kill rate via proprietary design

Claims related to light strength, footpad design, and improved light diffusion

Competition

Current Methods

- Booties – Wasteful, shown ineffective
- Tacky Mats – Addresses particulates only
- Wet Bath – unusable in hospitals
- Mopping – infrequent, prone to human error, uses chemical solvents.

Direct UVC Based Competitor

- Emits hazardous Ozone, a known irritant.
- Could be subject to 510k FDA certification and EPA approval
- 6x more expensive
- Uses brittle and costly quartz
- Poses significant regulatory issues due to UVC exposure rates.

Providing Safe and Effective Value to Patient and Provider


"Due to the number of safety measures that we put in place, including our HealthySole units, we have had a very positive success rate in treating COVID-19 patients."
- Shawn Reed


"I think HealthySole units are the number one thing that you can provide for your staff to limit exposure, and it provides peace of mind."
- Dillon Hart

Providing Safe and Effective Value to Patient and Provider


"It really gives me that peace of mind of knowing that I'm not tracking organisms throughout the hospital, in the nurse's station, in my patient rooms."
- Regina Lowry


"Using the HealthySole units makes a tremendous difference in our patient care."
- Dr. Raghu Nathan

HealthySole LLC Team



Peter Kassel
CEO - Co-Founder

History of Medical marketing

Involved in all aspects of HealthySole.

Managed Patents, product development and growth strategies.



Nick DeOrio
VP of Enterprise and Hospital Sales

23+ years healthcare.

Experienced in strategic partnerships, channel partners and sales systems development .



Robert Kassel
Founder, Chairman
Acting COO

Served as CEO of two public companies.

History as securities lawyer and investment banker.

Expertise in building companies, acquiring and growing new products and generating returns by executing exit strategies.



Kathy Warye
Advisor
Board Member

Previously CEO of the Association of professionals in Infection Control and Epidemiology (APIC)

Worked at Becton, Dickson and Company



Maxx Traina
Advisor
Board Member

10+ years of experience building sales teams

leading salesman for Yelp

Early National Director of Sales Postmates

Financials / History

- HealthySole LLC started with the initial idea in 2011 began sales to healthcare in 2018
- Raised ~$5M from (Founders/Friends & Family)
- Customers and verticals include
  3 Key verticals & 65 clients - $1.3M revenue to date
- Strategic Partners:
  Key Opinion Leaders in Medical Science and Infection Control.
  Independent Laboratory Testing with Houston Medical Center and the VA

Recap


Decrease Environmental Bioburden
Protect Personnel and Patients
Peace of Mind

PROVEN - HealthySole PLUS affordable, proven and sustainable option for unaddressed contamination issue of shoe soles.

UNTAPPED MARKET - huge market lead on competitors due to strong IP and Patents.

MULTIPLE VERTICALS - Sales through both Enterprise/Hospital Networks and single unit customers.
Annual follow up with replacement parts

DISTRIBUTOR ACCEPTANCE - Distributors like Henry Schein and Direct Supply to expand reach.
Plans for internal sales force built of phone based Junior sales teams

TEAM - Strong management team with experience across financial institutions, medical sales and tech sales.

Thank You

HealthySole®

THE UV SOLUTION

Peter Kassel CEO
pkassel@healthysole.com
https://www.healthysole.com
415-722-3417

This PRESENTATION may be deemed to be a solicitation of interest under Regulation A under the Securities Act of 1933, in which case the following apply: No money or other consideration is being solicited, and if sent in response, will not be accepted; No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date; A person's indication of interest involves no obligation or commitment of any kind; and An offering statement, which would include a preliminary offering circular, has not yet been filed with the SEC.